Exhibit 10.6

This document was prepared by,
and after recording, return to:

Michael Wolfe
Much Shelist
191 N. Wacker Drive, Suite 1800
Chicago, Illinois 60606

Property Address:	This space reserved for Recorders use only.

1405 Lake Cook Road
Deerfield, Illinois 60015

CONSTRUCTION MORTGAGE, SECURITY AGREEMENT,
ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FILING

THIS CONSTRUCTION MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FILING (“Mortgage”) is made’ as of the 14th day of August, 2007, by Textura, LLC, a Wisconsin limited liability company (“Mortgagor”), to and for the benefit of First Midwest Bank, its’ successors and assigns (“Mortgagee”):

R E C I T A L S:

(A)                               Pursuant to the terms and conditions contained in that certain Construction Loan Agreement of even date herewith (as amended, restated or replaced from time to time “Loan Agreement”) between Mortgagor and Mortgagee, Mortgagee has agreed to loan to Mortgagor the principal amount of Twelve Million and 00/100 Dollars ($12,000,000.00) (“Loan”).  The Loan shall be evidenced by a certain Promissory Note of even date herewith made by Mortgagor payable to Mortgagee in the principal amount of $12,000,000.00 (as the same may be amended, modified, replaced or restated from time to time the “Note”).  The maturity date (“Maturity Date”) for the Note shall be as set forth ‘in the Loan Agreement or any of the other Loan Documents (as defined in the Note).

(B)                               A condition precedent to Mortgagee’s extension of the Loan to Mortgagor is the execution and delivery by Mortgagor of this Mortgage.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor agrees as follows:

Mortgagor hereby mortgages, grants, assigns, remises, releases, warrants and conveys to Mortgagee, its successors and assigns, and grants a security interest in, the following described property, rights and interests (referred to collectively herein as “Premises”), all of which property, rights and interests are hereby pledged primarily and on a parity with the Real Estate (as defined below) and not secondarily:

THE REAL ESTATE located in the County of Cook, State of Illinois and legally described on Exhibit A attached hereto and made a part hereof (“Real Estate”);

TOGETHER WITH all improvements of every nature whatsoever now or hereafter situated on the Real Estate, and all fixtures and personal property of every nature whatsoever now or hereafter owned by Mortgagor and located on, or used in connection with the Real Estate or the improvements thereon, or in connection with any construction thereon, including all extensions, additions, improvements, betterments, renewals, substitutions and replacements to any of the foregoing and all of the right, title and interest of Mortgagor in and to any such personal property or fixtures together with the benefit of any deposits or payments now or hereafter made on such personal property or fixtures by Mortgagor or on its behalf (“Improvements”);

TOGETHER WITH all easements, rights of way, gores of real estate, streets, ways, alleys, passages, sewer rights, waters, water courses, water rights and powers, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances whatsoever, in any way now or hereafter belonging, relating or appertaining to the Real Estate, and the reversions, remainders, rents, issues and profits thereof, and all the estate, right, title, interest, property, possession, claim and demand whatsoever, at law as well as in equity, of Mortgagor of, in and to the same;

TOGETHER WITH all rents, revenues, issues, profits, proceeds, income, royalties, escrows, letter-of-credit rights (each as defined in the Code hereinafter defined), security deposits, impounds, reserves, tax refunds and other rights to monies from the Premises, to be applied against the Indebtedness (hereinafter defined); provided, however, that Mortgagor, so long as no Event of Default (as hereinafter defined) has occurred hereunder, may collect rent as it becomes due, but not more than one (1) month in advance thereof;

TOGETHER WITH all interest of Mortgagor in all leases now or hereafter on the Premises, whether written or oral (“Leases”), together with all security therefor and all monies payable thereunder, subject, however, to the conditional permission hereinabove given to Mortgagor to collect the rentals under any such Lease;

TOGETHER WITH all fixtures and articles of personal property now or hereafter owned by Mortgagor and forming a part of or used in connection with the Real Estate or the Improvements, including, but without limitation, any and all air conditioners, antennae, appliances, apparatus, awnings, basins, bathtubs, bidets, boilers, bookcases, cabinets, carpets, computer hardware and software used in the operation of the Premises, coolers, curtains, dehumidifiers, disposals, doors, drapes, dryers, ducts, dynamos, elevators, engines, equipment, escalators, exercise equipment, fans, fittings, floor coverings, furnaces, furnishings, furniture, hardware, heaters, humidifiers, incinerators, lighting, machinery, motors, ovens, pipes, plumbing, pumps, radiators, ranges, recreational facilities, refrigerators, screens, security systems, shades, shelving, sinks, sprinklers, stokers, stoves, toilets, ventilators, wall coverings, washers, windows, window coverings, wiring, and all renewals or replacements thereof or articles in substitution therefor, whether or not the same are or shall be attached to the Real Estate or the Improvements in any manner; it being mutually agreed that all of the aforesaid property owned by Mortgagor and placed on the Real Estate or the Improvements, so far as permitted by law, shall be deemed to be fixtures, a part of the realty, and security for the Indebtedness (as hereinafter defined); notwithstanding the agreement hereinabove expressed that certain articles of property form a part of the realty covered by this Mortgage and be appropriated to its use and deemed to be realty, to the extent that such agreement and declaration may not be effective and that any of said articles may constitute goods (as said term is used in the Uniform Commercial Code of the State of Illinois in effect from time to time (“Code”), this instrument shall constitute a security agreement, creating a security interest in such goods, as collateral, in Mortgagee, as a Secured Party, and Mortgagor, as Debtor, all in accordance with the Code; and

TOGETHER WITH all of Mortgagor’s interests in “general intangibles” including “payment intangibles” and “software” (each as defined in the Code) now owned or hereafter acquired and related to the Premises, including, without limitation, all of Mortgagor’s right, title and interest in and to: (i) all agreements, licenses, permits and contracts to which Mortgagor is or may become a party and which relate to the Premises; (ii) all obligations and indebtedness owed to Mortgagor thereunder; (iii) all intellectual property related to the Premises; and (iv) all choses in action and causes of action relating to the Premises;

TOGETHER WITH all of Mortgagor’s bank accounts of any kind or nature now owned or hereafter created or acquired as relate to the Premises and/or the businesses and operations conducted thereon;

TOGETHER WITH all proceeds of the foregoing, including, without limitation, all judgments, awards of damages and settlements hereafter made resulting from condemnation proceeds or the taking of the Premises or any portion thereof under the power of eminent domain, any proceeds of any policies of insurance, maintained with respect to the Premises or proceeds of any sale, option or contract to sell the Premises or any portion thereof.

TO HAVE AND TO HOLD the Premises, unto Mortgagee, its successors and assigns, forever, for the purposes and upon the uses herein set forth together with all right to possession of the Premises after the occurrence of any Event of Default; Mortgagee hereby RELEASING AND WANING all rights under and by virtue of the homestead exemption laws of the State of Illinois.

FOR THE PURPOSE OF SECURING: (i) the payment of the Loan and all interest, late charges, exit fee (if any), reimbursement obligations, fees and expenses for letters of credit issued by Mortgagee for the benefit of Mortgagor, if any, and other indebtedness evidenced by or owing under the Note, any of the other Loan Documents, any interest rate swap or hedge agreement now or hereafter entered into between Mortgagor and Mortgagee and any application for letters of credit and master letter of credit agreement, together with any extensions, modifications, renewals or refinancings of any of the foregoing; (ii) the performance and observance of the covenants, conditions, agreements, representations, warranties and other liabilities and obligations of Mortgagor or any other obligor to or benefiting Mortgagee which are evidenced or secured by or otherwise provided in the Note, this Mortgage or any of the other Loan Documents; and (iii) the reimbursement to Mortgagee of any and all sums incurred, expended or advanced by Mortgagee pursuant to any term or provision of or constituting additional indebtedness under or secured by this Mortgage, any of the other Loan Documents, any interest rate swap or hedge agreement or any application for letters of credit and master letter of credit agreement, with interest thereon as provided herein or therein (collectively, “Indebtedness”).

IT IS FURTHER UNDERSTOOD AND AGREED THAT:

1.                                      Title.  Mortgagor represents, warrants and covenants that (a) Mortgagor is the holder of the fee simple title to the Premises, free and clear of all liens and encumbrances, except those liens and encumbrances in favor of Mortgagee and as otherwise described on Exhibit B attached hereto and made a part hereof (“Permitted Exceptions”); and (b) Mortgagor has legal power and authority to mortgage and convey the Premises.

2.                                      Maintenance, Repair, Restoration, Prior Liens, Parking.  Mortgagor covenants that, so long as any portion of the Indebtedness remains unpaid, Mortgagor will:

a.                                      promptly repair, restore or rebuild any Improvements now or hereafter on the Premises which may become damaged or be destroyed to a condition substantially similar to the condition immediately prior to such damage or destruction, provided that proceeds of insurance are available or sufficient for the purpose;

b.                                      keep the Premises in good condition and repair, without waste, and free from mechanics’, materialmen’s or like liens or claims or other liens or claims for lien (subject to Mortgagor’s right to contest liens as permitted by the terms of Paragraph 28 hereof);

c.                                       pay when due the Indebtedness in accordance with the terms of the Note and the other Loan Documents and duly perform and observe all of the terms, covenants and conditions to be observed and performed by Mortgagor under the Note, this Mortgage and the other Loan Documents;

d.                                      pay when due any indebtedness which may be secured by a permitted lien or charge on the Premises on a parity with, superior to or inferior to the lien hereof, and upon request exhibit satisfactory evidence of the discharge of such lien to the Mortgagee (subject to Mortgagor’s right to contest liens as permitted by the terms of Paragraph 28 hereof);

e.                                       complete within a reasonable time any Improvements now or at any time in the process of erection upon the Premises;

f.                                        comply with all requirements of law, municipal ordinances or restrictions and covenants of record with respect to the Premises and the use thereof;

g.                                       obtain and maintain in full force and effect, and abide by and satisfy the material terms and conditions of, all material permits, licenses, registrations and other authorizations with or granted by any governmental authorities that may be required from time to time with respect to the performance of its obligations under this Mortgage;

h.                                      except for the Project, make no material alterations in the Premises or demolish any portion of the Premises without Mortgagee’s prior written consent, except as required by law or municipal ordinance;

i.                                          except for the Project, suffer or permit no change in the use or general nature of the occupancy of the Premises, without the Mortgagee’s prior written consent;

j.                                         pay when due all operating costs of the Premises;

k.                                      not initiate or acquiesce in any zoning reclassification with respect to the Premises, without Mortgagee’s prior written consent, except to the extent previously disclosed to the Mortgagee;

l.                                          provide and thereafter maintain adequate parking areas within the Premises as may be required by law, ordinance or regulation (whichever may be greater), together with any sidewalks, aisles, streets, driveways and sidewalk cuts and sufficient paved areas for ingress, egress and right-of-way to and from the adjacent public thoroughfares necessary or desirable for the use thereof; and

m.                                  cause the Premises at all times to be operated in compliance with all federal, state, local and municipal environmental, health and safety laws, statutes, ordinances, rules and regulations, including, without limitation, Mortgagor shall (i) ensure, and cause each of its subsidiaries to ensure, that no person who owns twenty percent (20%) or more of the equity interests in the Mortgagor, or otherwise controls the Mortgagor or any of its subsidiaries is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury or included in any Executive Orders, (ii) not use or permit the use of the proceeds of the Loan to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, and (iii) comply, and cause each of its subsidiaries to comply, with all applicable Bank Secrecy Act laws and regulations, as amended.

3.                                      Payment of Taxes and Assessments.  Mortgagor will pay when due and before any penalty attaches, all general and special taxes, assessments, water charges, sewer charges, and other fees, taxes, charges and assessments of every kind and nature whatsoever (all herein generally called “Taxes”), whether or not assessed against Mortgagor, if applicable to the Premises or any interest therein, or the Indebtedness, or any obligation or agreement secured hereby, subject to Mortgagor’s right to contest the same, as provided by the terms hereof; and Mortgagor will, upon written request, furnish to the Mortgagee duplicate receipts therefor within ten (10) days after Mortgagee’s request.

4.                                      Tax Deposits.  Upon the (i) occurrence of a threat of an Event of Default, (ii) occurrence of an Event of Default, or (iii) the continuation of an Event of Default, the Mortgagor, upon the Mortgagee’s request, shall deposit with Mortgagee, on the first day of each month until the Indebtedness is fully paid, a sum equal to one-twelfth (1/12th) of 105% of the most recent ascertainable annual Taxes on the Premises.  If requested by Mortgagee, Mortgagor shall also deposit with Mortgagee an amount of money which, together with the aggregate of the monthly deposits to be made pursuant to the preceding sentence as of one month prior to the date on which the next installment of annual Taxes for the current calendar year become due, shall be sufficient to pay in full such installment of annual Taxes, as estimated by Mortgagee.  Such deposits are to be held in an interest bearing account and are to be used for the payment of Taxes next due and payable when they become due.  So long as no Event of Default shall exist, Mortgagee shall, at its option, pay such Taxes when the same become due and payable (upon submission of appropriate bills therefor from Mortgagor) or shall release sufficient funds to Mortgagor for the payment thereof.  If the funds so deposited are insufficient to pay any such Taxes for any year (or installments thereof, as applicable) when the same shall become due and payable, Mortgagor shall, within ten (10) days after receipt of written demand therefor, deposit additional funds as may be necessary to pay such Taxes in full.  If the funds so deposited exceed the amount required to pay such Taxes for any year, the excess shall be applied toward subsequent deposits.  Said deposits need not be kept separate and apart from any other funds of Mortgagee.  Mortgagee, in making any payment hereby authorized relating to Taxes, may do so according to any bill, statement or estimate procured from the appropriate public office without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof.

5.                                      Mortgagee’s Interest In and Use of Deposits.  Upon an Event of Default, Mortgagee may, at its option, apply any monies at the time on deposit pursuant to Paragraph 4 hereof to cure an Event of Default or to pay any of the Indebtedness in such order and manner as Mortgagee may elect.  If such deposits are used to cure an Event of Default or pay any of the Indebtedness, Mortgagor shall immediately, upon demand by Mortgagee, deposit with Mortgagee an amount equal to the amount expended by Mortgagor from the deposits.  When the Indebtedness has been fully paid, any remaining deposits shall be returned to Mortgagor.  Such deposits are hereby pledged as additional security for the Indebtedness and shall not be subject to the direction or control of Mortgagor.  Mortgagee shall not be liable for any failure to apply to the payment of Taxes any amount so deposited unless Mortgagor, prior to an Event of Default, shall have requested Mortgagee in writing to make application of such funds to the payment of such amounts, accompanied by the bills for such Taxes.  Mortgagee shall not be liable for any act or omission taken in good faith or pursuant to the instruction of any party.

6.                                      Insurance.

a.                                      Mortgagor shall at all times keep all buildings, improvements, fixtures and articles of personal property now or hereafter situated on the Premises insured against loss or damage by fire and such other hazards as may reasonably be required by Mortgagee, in accordance with the terms, coverages and provisions described in the Mortgagee’s standard insurance requirements furnished to Mortgagor, and such other insurance as Mortgagee may from time to time reasonably require.  Unless Mortgagor provides Mortgagee evidence of the insurance coverages required hereunder, Mortgagee may, after giving notice to Mortgagor, purchase insurance at Mortgagor’s expense to cover Mortgagee’s interest in the Premises.  The insurance may, but need not, protect Mortgagor’s interest.  The coverages that Mortgagee purchases may not pay any claim that Mortgagor makes or any claim that is made against Mortgagor in connection with the Premises.  Mortgagor may later cancel any insurance purchased by Mortgagee, but only after providing Mortgagee with evidence that Mortgagor has obtained insurance as required by this Mortgage.  If Mortgagee purchases insurance for the Premises, Mortgagor will be responsible for the reasonable costs of such insurance, including, without limitation, interest and any other charges which Mortgagee may impose in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance.  The costs of the insurance may be added to the Indebtedness.  The cost of the insurance may be more than the cost of insurance Mortgagor may be able to obtain on its own.

b.                                      Mortgagor shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained hereunder unless Mortgagee is included thereon as the loss payee or an additional insured as applicable, under a standard mortgage clause acceptable to Mortgagee and such separate insurance is otherwise acceptable to Mortgagee.

c.                                       In the event of loss, Mortgagor shall give prompt notice thereof to Mortgagee, who, if such loss exceeds the lesser of ten percent (10%) of the Indebtedness or Five Hundred Thousand Dollars ($500,000) (“Threshold”), shall have the sole and absolute right to make proof of loss, If such loss exceeds the Threshold or if such loss is equal to or less than the Threshold and the conditions set forth in clauses (i), (ii) and (iii) of the immediately succeeding sentence are not satisfied, then Mortgagee, solely and directly shall receive such payment for loss from each insurance company concerned.  If and only if (i) such loss is equal to or less than the Threshold, (ii) no Event of Default or event that with the passage of time, the giving of notice or both would constitute an Event of Default then exists, (iii) Mortgagee determines that the work required to complete the repair or restoration of the Premises necessitated by such loss can be completed no later than six (6) months prior to the Maturity Date, and (iv) the total of the insurance proceeds and such additional amounts placed on deposit with the Mortgagee by the Mortgagor for the specific purpose of rebuilding or restoring the Improvements equals or exceeds, in the sole and absolute discretion of the Mortgagee, the reasonable costs of such rebuilding or restoration, then Mortgagee shall endorse to Mortgagor any such payment and Mortgagor may collect such payment directly.  Mortgagee shall have the right, at its option and in its sole discretion, to apply any insurance proceeds received by Mortgagee pursuant to the terms of this paragraph, after the payment of all of Mortgagee’s expenses, either (i) on account of the Indebtedness, irrespective of whether such principal balance is then due and payable, whereupon Mortgagee may declare the whole of the balance of Indebtedness to be due and payable, or (ii) to the restoration or repair of the property damaged as provided in subparagraph d below; provided, however, that Mortgagee hereby agrees to permit the application of such proceeds to the restoration or repair of the damaged property, subject to the provisions of subparagraph d below, if (i) Mortgagee has received satisfactory evidence that such restoration or repair shall be completed no later than the date that is six (6) months prior to the Maturity Date, and (ii) no Event of Default, or event that with the passage of time, the giving of notice or both would constitute an Event of Default, then exists.  If insurance proceeds are made available to Mortgagor by Mortgagee as hereinafter provided, Mortgagor shall repair, restore or rebuild the damaged or destroyed portion of the Premises so that the condition and value of the Premises are substantially the same as the condition and value of the Premises prior to being damaged or destroyed.  In the event of foreclosure of this Mortgage, all right, title and interest of Mortgagor in and to any insurance policies then in force shall pass to the purchaser at the foreclosure sale.

d.                                      If insurance proceeds are made available by Mortgagee to Mortgagor, Mortgagor shall comply with the following conditions:

i.                                          Before commencing to repair, restore or rebuild following damage to, or destruction of, all or a portion of the Premises, whether by fire or other casualty, Mortgagor shall obtain from Mortgagee its approval of all site and building plans and specifications pertaining to such repair, restoration or rebuilding.

ii.                                       Prior to each payment or application of any insurance proceeds to the repair or restoration of the improvements upon the Premises to the extent permitted in subparagraph c above (which payment or application may be made, at Mortgagee’s option, through an escrow, the terms and conditions of which are satisfactory to Mortgagee and the cost of which is to be borne by Mortgagor), Mortgagee shall be satisfied as to the following:

(a)                                 no Event of Default or any event which, with the passage of time or giving of notice would constitute an Event of Default, has occurred;

(b)                                 either such Improvements have been fully restored, or the expenditure of money as may be received from such insurance proceeds will be sufficient to repair, restore or rebuild the Premises, free and clear of all liens, claims and encumbrances, except the lien of this Mortgage and the Permitted Exceptions, or, if such insurance proceeds shall be insufficient to repair, restore and rebuild the Premises, Mortgagor has deposited with Mortgagee such amount of money which, together with the insurance proceeds shall be sufficient to restore, repair and rebuild the Premises; and

(c)                                  prior to each disbursement of any such proceeds, Mortgagee shall be furnished with a statement of Mortgagee’s architect (the cost of which shall be borne by Mortgagor), certifying the extent of the repair and restoration completed to the date thereof, and that such repairs, restoration, and rebuilding have been performed to date in conformity with the plans and specifications approved by Mortgagee and with all statutes, regulations or ordinances (including building and zoning ordinances) affecting the Premises; and Mortgagee shall be furnished with appropriate evidence of payment for labor or materials furnished to the Premises, and total or partial lien waivers substantiating such payments.

iii.                                    If Mortgagor shall fail to restore, repair or rebuild the Improvements within a time reasonably deemed satisfactory by Mortgagee, then Mortgagee, at its option, may (a) commence and perform all necessary acts to restore, repair or rebuild the said Improvements for or on behalf of Mortgagor, or (b) declare an Event of Default.  If insurance proceeds shall exceed the amount necessary to complete the repair, restoration or rebuilding of the Improvements, such excess shall be applied on account of the Indebtedness irrespective of whether such Indebtedness is then due and payable without payment of any premium or penalty.

7.                                      Condemnation.  If all or any part of the Premises are damaged, taken or acquired, either temporarily or permanently, in any condemnation proceeding, or by exercise of the right of eminent domain, the amount of any award or other payment for such taking or damages made in consideration thereof, to the extent of the full amount of the remaining unpaid Indebtedness, is hereby assigned to Mortgagee, who is empowered to collect and receive the same and to give proper receipts therefor in the name of Mortgagor and the same shall be paid forthwith to Mortgagee.  Such award or monies shall be applied on account of the Indebtedness, irrespective of whether such Indebtedness is then due and payable and, at any time from and after the taking Mortgagee may declare the whole of the balance of the Indebtedness to be due and payable.  Notwithstanding the provisions of this paragraph to the contrary, if any condemnation or taking of less than the entire Premises occurs and provided that no Event of Default and no event or circumstance which with the passage of time, the giving of notice or both would constitute an Event of Default then exists, and if such partial condemnation, in the reasonable discretion of Mortgagee, has no material adverse effect on the operation or value of the Premises, then the award or payment for such taking or consideration for damages resulting therefrom may be collected and received by Mortgagor, and Mortgagee hereby agrees that in such event it shall not declare the Indebtedness to be due and payable, if it is not otherwise then due and payable.

8.                                      Stamp Tax.  If, by the laws of the United States of America, or of any state or political subdivision having jurisdiction over Mortgagor, any tax is due or becomes due in respect of the execution and delivery of this Mortgage, the Note or any of the other Loan Documents, Mortgagor shall pay such tax in the manner required by any such law.  Mortgagor further agrees to reimburse Mortgagee for any sums which Mortgagee may expend by reason of the imposition of any such tax.  Notwithstanding the foregoing, Mortgagor shall not be required to pay any income or franchise taxes of Mortgagee.

9.                                      Lease Assignment.  Mortgagor acknowledges that, concurrently herewith, Mortgagor has executed and delivered to Mortgagee, as additional security for the repayment of the Loan, an Assignment of Rents and Leases (“Assignment”) pursuant to which Mortgagor has assigned to Mortgagee interests in the leases of the Premises and the rents and income from the Premises.  All of the provisions of the Assignment are hereby incorporated herein as if fully set forth at length in the text of this Mortgage.  Mortgagor agrees to abide by all of the provisions of the Assignment.

10.                               Effect of Extensions of Time and Other Changes.  If the payment of the Indebtedness or any part thereof is extended or varied, if any part of any security for the payment of the Indebtedness is released, if the rate of interest charged under the Note is changed or if the time for payment thereof is extended or varied, all persons now or at any time hereafter liable therefor, or interested in the Premises or having an interest in Mortgagor, shall be held to assent to such extension, variation, release or change and their liability and the lien and all of the provisions hereof shall continue in full force, any right of recourse against all such persons being expressly reserved by Mortgagee, notwithstanding such extension, variation, release or change.

11.                               Effect of Changes in Laws Regarding Taxation.  If any law is enacted after the date hereof requiring (a) the deduction of any lien on the Premises from the value thereof for the purpose of taxation or (b) the imposition upon Mortgagee of the payment of the whole or any part of the Taxes, charges or liens herein required to be paid by Mortgagor, or (c) a change in the method of taxation of mortgages or debts secured by mortgages or Mortgagee’s interest in the Premises, or the manner of collection of taxes, so as to affect this Mortgage or the Indebtedness or the holders thereof; then Mortgagor, upon demand by Mortgagee, shall pay such Taxes or charges, or reimburse Mortgagee therefor; provided, however, that Mortgagor shall not be deemed to be required to pay any income or franchise taxes of Mortgagee.  Notwithstanding the foregoing, if in the reasonable opinion of counsel for Mortgagee it is or may be unlawful to require Mortgagor to make such payment or the making of such payment might result in the imposition of interest beyond the maximum amount permitted by law, then Mortgagee may declare all of the Indebtedness to be immediately due and payable.

12.                               Mortgagee’s Performance of Defaulted Acts and Expenses Incurred by Mortgagee.  If an Event of Default has occurred, Mortgagee may, but need not, make any payment or perform any act herein required of-Mortgagor in any form and manner deemed expedient by Mortgagee, and may, but need not, make full or partial payments of principal or interest on prior encumbrances, if any, and purchase, discharge, compromise or settle any tax lien or other prior lien or title or claim thereof, or redeem from any tax sale or forfeiture affecting the Premises or consent to any tax or assessment or cure any default of Mortgagor in any lease of the Premises.  All monies paid for any of the purposes herein authorized and all expenses paid or incurred in connection therewith, including reasonable attorneys’ fees, and any other monies advanced by Mortgagee in regard to any tax referred to in Paragraph 8 above or to protect the Premises or the lien hereof; shall be so much additional Indebtedness, and shall become immediately due and payable by Mortgagor to Mortgagee, upon demand, and with interest thereon accruing from the date of such demand until paid at the Default Rate (as defined in the Note) then in effect.  In addition to the foregoing, any costs, expenses and fees, including reasonable attorneys’ fees, incurred by Mortgagee in connection with (a) sustaining the lien of this Mortgage or its priority, (b) protecting or enforcing any of Mortgagee’s rights hereunder, (c) recovering any Indebtedness, (d) any litigation or proceedings affecting the Note, this Mortgage, any of the other Loan Documents or the Premises, including without limitation, bankruptcy and probate proceedings, or (e) preparing for the commencement, defense or participation in any threatened litigation or proceedings affecting the Note, this Mortgage, any of the other Loan Documents or the Premises, shall be so much additional Indebtedness, and shall become immediately due and payable by Mortgagor to Mortgagee, upon demand, and with interest thereon accruing from the date of such demand until paid at the Default Rate.  The interest accruing under this Paragraph 12 shall be immediately due and payable by Mortgagor to Mortgagee, and shall be additional Indebtedness evidenced by the Note and secured by this Mortgage.  Mortgagee’s failure to act shall never be considered as a waiver of any right accruing to Mortgagee on account of any Event of Default.  Should any amount paid out or advanced by Mortgagee hereunder, or pursuant to any agreement executed by Mortgagor in connection with the Loan, be used directly or indirectly to pay off, discharge or satisfy, in whole or in part, any lien or encumbrance upon the Premises or any part thereof, then Mortgagee shall be subrogated to any and all rights, equal or superior titles, liens and equities, owned or claimed by any owner or holder of said outstanding liens, charges and indebtedness, regardless of whether said liens, charges and indebtedness are acquired by assignment or have been released of record by the holder thereof upon payment.

13.                               Security Agreement.  Mortgagor and Mortgagee agree that this Mortgage shall constitute a Security Agreement within the meaning of the Code with respect to (a) all sums at any time on deposit for the benefit of Mortgagor or held by the Mortgagee (whether deposited by or on behalf of Mortgagor or anyone else) pursuant to any of the provisions of this Mortgage or the other Loan Documents, and (b) with respect to any personal property included in the granting clauses of this Mortgage, which personal property may not be deemed to be affixed to the Premises or may not constitute a “fixture” (within the meaning of Section 9-102(41) of the Code) (which property is hereinafter referred to as “Personal Property”), and all replacements of, substitutions for, additions to, and the proceeds thereof, and the “supporting obligations” (as defined in the Code) (all of said Personal Property and the replacements, substitutions and additions thereto and the proceeds thereof being sometimes hereinafter collectively referred to as “Collateral”), and that a security interest in and to the Collateral is hereby granted to the Mortgagee, and the Collateral and all of Mortgagor’s right, title and interest therein are hereby assigned to Mortgagee, all to secure payment of the Indebtedness.  All of the provisions contained in this Mortgage pertain and apply to the Collateral as fully and to the same extent as to any other property comprising the Premises; and the following provisions of this Paragraph shall not limit the applicability of any other provision of this Mortgage but shall be in addition thereto:

a.                                      Mortgagor (being the Debtor as that term is used in the Code) is and will be the true and lawful owner of the Collateral and has rights in and the power to transfer the Collateral, subject to no liens, charges or encumbrances other than the lien hereof, other liens and encumbrances benefiting Mortgagee and no other party, and liens and encumbrances, if any, expressly permitted by the other Loan Documents.

b.                                      The Collateral is to be used by Mortgagor solely for business purposes.

c.                                       The Collateral will be kept at the Real Estate and, except for Obsolete Collateral (as hereinafter defined), will not be removed therefrom without the consent of Mortgagee (being the Secured Party as that term is used in the Code).  The Collateral may be affixed to the Real Estate but will not be affixed to any other real estate.

d.                                      The only persons having any interest in the Premises are Mortgagor, Mortgagee and holders of interests, if any, expressly permitted hereby.

e.                                       No Financing Statement (other than Financing Statements showing Mortgagee as the sole secured party, or with respect to liens or encumbrances, if any, expressly permitted hereby) covering any of the Collateral or any proceeds thereof is on file in any public office except pursuant hereto; and Mortgagor, at its own cost and expense, upon demand, will furnish to Mortgagee such further information and will execute and deliver to Mortgagee such financing statements and other documents in form satisfactory to Mortgagee and will do all such acts as Mortgagee may request at any time or from time to time or as may be necessary or appropriate to establish and maintain a perfected security interest in the Collateral as security for the Indebtedness, subject to no other liens or encumbrances, other than liens or encumbrances benefiting Mortgagee and no other party and liens and encumbrances (if any) expressly permitted hereby; and Mortgagor will pay the cost of filing or recording such financing statements or other documents, and this instrument, in all public offices wherever filing or recording is deemed by Mortgagee to be desirable.  Mortgagor hereby irrevocably authorizes Mortgagee at any time, and from time to time, to file in any jurisdiction any initial financing statements and amendments thereto, without the signature of the Mortgagor, that (1) indicate the Collateral as being of an equal or lesser scope or within greater detail as the grant of the security interest set forth herein, and (ii) contain any other information required by Section 5 of Article 9 of the Uniform Commercial Code of the jurisdiction wherein such financing statement or amendment is filed regarding the sufficiency or filing office acceptance of any financing statement or amendment, including whether Mortgagor is an organization, the type of organization and any organization identification number issued to Mortgagor, and in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates.  Mortgagor agrees to furnish any such information to Mortgagee promptly upon request.  Mortgagor further ratifies and affirms its authorization for any financing statements and/or amendments thereto, executed and filed by Mortgagee in any jurisdiction prior to the date of this Mortgage.  In addition, the Mortgagor shall make appropriate entries on its books and records disclosing the Mortgagee’s security interests in the Collateral.

f.                                        Upon an Event of Default hereunder, Mortgagee shall have the remedies of a secured party under the Code, including, without limitation, the right to take immediate and exclusive possession of the Collateral, or any part thereof, and for that purpose, so far as Mortgagor can give authority therefor, with or without judicial process, may enter (if this can be done without breach of the peace) upon any place which the Collateral or any part thereof may be situated and remove the same therefrom (provided that if the Collateral is affixed to real estate, such removal shall be subject to the conditions stated in the Code); and Mortgagee shall be entitled to hold, maintain, preserve and prepare the Collateral for sale, until disposed of, or may propose to retain the Collateral subject to Mortgagor’s right of redemption in satisfaction of Mortgagor’s obligations, as provided in the Code.  Mortgagee may render the Collateral unusable without removal and may dispose of the Collateral on the Premises.  Mortgagee may require Mortgagor to assemble the Collateral and make it available to Mortgagee for its possession at a place to be designated by Mortgagee which is reasonably convenient to both parties.  Mortgagee will give Mortgagor at least ten (10) days’ notice of the time and place of any public sale of the Collateral or of the time after which any private sale or any other intended disposition thereof is made.  The requirements of reasonable notice shall be met if such notice is mailed, by certified United States mail or equivalent, postage prepaid, to the address of Mortgagor hereinafter set forth at least ten (10) days before the time of the sale or disposition.  Mortgagee may buy at any public sale.  Mortgagee may buy at private sale if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations.  Any such sale may be held in conjunction with any foreclosure sale of the Premises.  If Mortgagee so elects, the Premises and the Collateral may be sold as one lot.  The net proceeds realized upon any such disposition, after deduction for the expenses of retaking, holding, preparing for sale, selling and the reasonable attorneys’ fees and legal expenses incurred by Mortgagee, shall be applied against the Indebtedness in such order or manner as Mortgagee shall select.  Mortgagee will account to Mortgagor for any surplus realized on such disposition.

g.                                       The terms and provisions contained in this Paragraph 13, unless the context otherwise requires, shall have the meanings and be construed as provided in the Code.

h.                                      This Mortgage is intended to be a financing statement within the purview of Section 9-502(b) of the Code with respect to the Collateral and the goods described herein, which goods are or may become fixtures relating to the Premises.  The addresses of Mortgagor (Debtor) and Mortgagee (Secured Party) are hereinbelow set forth.  This Mortgage is to be filed for recording with the Recorder of Deeds of the counties where the Premises are located.

i.                                          To the extent permitted by applicable law, the security interest created hereby is specifically intended to cover all Leases between Mortgagor or its agents as lessor, and various tenants named therein, as lessee, including all extended terms and all extensions and renewals of the terms thereof, as well as any amendments to or replacement of said Leases, together with all of the right, title and interest of Mortgagor, as lessor thereunder.

j.                                         Mortgagor represents and warrants that:

i.                                          Mortgagor is the record owner of the Premises;

ii.                                       Mortgagor’s chief executive office is located in the State of Illinois;

iii.                                    Mortgagor’s state of organization is the State of Wisconsin and Mortgagor is qualified to transact business in the State of Illinois;

iv.                                   Mortgagor’s exact legal name is as set forth in the first paragraph of this Mortgage; and

v.                                      Mortgagor’s federal identification number is 42-1624977.

k.                                      Mortgagor agrees that:

i.                                          Where Collateral is in possession of a third party, Mortgagor will join with the Mortgagee in notifying the third party of the Mortgagee’s interest and obtaining an acknowledgment from the third party that it is holding the Collateral for the benefit of Mortgagee;

ii.                                       Mortgagor will cooperate with the Mortgagee in obtaining control with respect to Collateral consisting of deposit accounts, investment property, letter of credit rights and electronic chattel paper; and

iii.                                    Until the Indebtedness is paid in full, Mortgagor will not change the state where it is located or change its company name without giving the Mortgagee at least 30 days’ prior written notice in each instance.

14.                               Restrictions on Transfer.

a.                                      Mortgagor, without the prior written consent of Mortgagee, shall not effect, suffer or permit any Prohibited Transfer (as defined herein).  Any conveyance, sale, assignment, transfer, lien, pledge, mortgage, security interest or other encumbrance or alienation (or any agreement to do any of the foregoing) of any of the following properties or interests shall constitute a “Prohibited Transfer”:

i.                                          The Premises or any material part thereof or interest therein, excepting only sales or other dispositions of Collateral (herein called “Obsolete Collateral”) no longer useful in connection with the operation of the Premises, provided that prior to the sale or other disposition of any Collateral of material value, such Obsolete Collateral has been replaced by Collateral of at least equal value and utility which is subject to the lien hereof with the same priority as with respect to the Obsolete Collateral;

ii.                                       All or any part of the membership interest of the Mortgagor or all or any part of the shareholder interests in the Manager of the Mortgagor, as the case may be;

in each case whether any such conveyance, sale, assignment, transfer, lien, pledge, mortgage, security interest, encumbrance or alienation is effected directly, indirectly (including the nominee agreement), voluntarily or involuntarily, by operation of law or otherwise; provided, however, that the foregoing provisions of this Paragraph 14 shall not apply (i) to liens securing the Indebtedness, (ii) to the lien of current taxes and assessments not in default, (iii) to any transfers of the Premises, or part thereof; or interest therein, or any membership interests, as the case may be, by or on behalf of an owner thereof who is deceased or declared judicially incompetent, to such owner’s heirs, legatees, devisees, executors, administrators, estate or personal representatives, (iv) to leases permitted by the terms of the Loan Documents, if any, or (v) to the entering into of any Sale Contracts or the sale of any Lots (as said terms are defined in the Loan Agreement) in accordance with the provisions of the Loan Agreement.

b.                                      In determining whether or not to make the Loan, Mortgagee evaluated the background and experience of Mortgagor and its members in owning and operating property such as the Premises, found it acceptable and relied and continues to rely upon same as the means of maintaining the value of the Premises which is Mortgagee’s security for the Note.  Mortgagor and its members are well experienced in borrowing money and owning and operating property such as the Premises, were ably represented by a licensed attorney at law in the negotiation and documentation of the Loan and bargained at arm’s length and without duress of any kind for all of the terms and conditions of the Loan, including this provision.  Mortgagor recognizes that Mortgagee is entitled to keep its loan portfolio at current interest rates by either making new loans at such rates or collecting assumption fees and/or increasing the interest rate on a loan, the security for which is purchased by a party other than the original Mortgagor.  Mortgagor further recognizes that any secondary junior financing placed upon the Premises (a) may divert funds which would otherwise be used to pay the Note; (b) could result in acceleration and foreclosure by any such junior encumbrances which would force Mortgagee to take measures and incur expenses to protect its security; (c) would detract from the value of the Premises should Mortgagee come into possession thereof with the intention of selling same; and (d) would impair Mortgagee’s right to accept a deed in lieu of foreclosure, as a foreclosure by Mortgagee would be necessary to clear the title to the Premises.  In accordance with the foregoing and for the purposes of (i) protecting Mortgagee’s security, both of repayment and of value of the Premises; (ii) giving Mortgagee the full benefit of its bargain and contract with Mortgagor; (iii) allowing Mortgagee to raise the interest rate and collect assumption fees; and (iv) keeping the Premises free of subordinate financing liens, Mortgagor agree that if this Paragraph 14 is deemed a restraint on alienation, that it is a reasonable one.

15.                               Events of Default; Acceleration.  Each of the following shall constitute an “Event of Default” for purposes of this Mortgage:

a.                                      Mortgagor fails to pay after any applicable notice and cure period (i) any installment of principal or interest payable pursuant to the Note within ten (10) days of the date when due, or (ii) any other amount payable to Lender under the Note, this Mortgage or any of the other Loan Documents within ten (10) days after the date when any such payment is due in accordance with the terms hereof or thereof;

b.                                      Mortgagor fails to perform or cause to be performed any other obligation or observe any other condition, covenant, term, agreement or provision required to be performed or observed by Mortgagor under the Note, this Mortgage or any of the other Loan Documents; provided, however, that if such failure by its nature can be cured, then so long as the continued operation and safety of the Premises, and the priority, validity and enforceability of the liens created by the Mortgage or any of the other Loan Documents and the value of the Premises are not impaired, threatened or jeopardized, then Mortgagor shall have a period (“Cure Period”) of thirty (30) days after Mortgagor receives written notice of such failure to cure the same and an Event of Default shall not be deemed to exist during the Cure Period, provided further that if Mortgagor commences to cure such failure during the Cure Period and is diligently and in good faith attempting to effect such cure, the Cure Period shall be extended for sixty (60) additional days, but in no event shall the Cure Period be longer than ninety (90) days in the aggregate;

c.                                       the existence of any inaccuracy or untruth in any material respect in any representation or warranty contained in this Mortgage or any of the other Loan Documents or of any statement or certification as to facts delivered to Mortgagee by Mortgagor;

d.                                      Mortgagor files a voluntary petition in bankruptcy or is adjudicated a bankrupt or insolvent or files any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal, state, or other statute or law, or seeks or consents to or acquiesces in the appointment of any trustee, receiver or similar officer of Mortgagor or of all or any substantial part of the property of Mortgagor or any of the Premises or all or a substantial part of the assets of Mortgagor are attached, seized, subjected to a writ or distress warrant or are levied upon unless the same is released or located within thirty (30) days;

e.                                       the commencement of any involuntary petition in bankruptcy against Mortgagor or the institution against Mortgagor of any reorganization, arrangement, composition, readjustment, dissolution, liquidation or similar proceedings under any present or future federal, state or other statute or law, or the appointment of a receiver, trustee or similar officer for all or any substantial part of the property of Mortgagor which shall remain undismissed or undischarged for a period of sixty (60) days;

f.                                        the dissolution, termination or merger of Mortgagor;

g.                                       the occurrence of a Prohibited Transfer;

h.                                      the occurrence of an “Event of Default” under the Note, the Loan Agreement or any of the other Loan Documents; or

i.                                          the occurrence of any default or event of default, after the expiration of any applicable periods of notice or cure, under any document or agreement evidencing or securing any other obligation or indebtedness of the Mortgagor to the Mortgagee.

If an Event of Default occurs, Mortgagee may, at its option, declare the whole of the Indebtedness to be immediately due and payable without further notice to Mortgagor, with interest thereon accruing from the date of such Event of Default until paid at the Default Rate.

16.                               Foreclosure; Expense of Litigation.

a.                                      When all or any part of the Indebtedness shall become due, whether by acceleration or otherwise, Mortgagee shall have the right to foreclose the lien hereof for such Indebtedness or part thereof and/or exercise any right, power or remedy provided in this Mortgage or any of the other Loan Documents in accordance with the Illinois Mortgage Foreclosure Act (Chapter 735, Sections 5/15-1101 et seq., Illinois Compiled Statutes) (as may be amended from time to time, the “Act”).  In the event of a foreclosure sale, Mortgagee is hereby authorized, without the consent of Mortgagor, to assign any and all insurance policies to the purchaser at such sale or to take such other steps as Mortgagee may deem advisable to cause the interest of such purchaser to be protected by any of such insurance policies.

b.                                      In any suit to foreclose the lien hereof, there shall be allowed and included as additional indebtedness in the decree for sale all expenditures and expenses which may be paid or incurred by or on behalf of Mortgagee for reasonable attorneys’ fees, appraisers’ fees, outlays for documentary and expert evidence, stenographers’ charges, publication costs, and costs (which may be estimated as to items to be expended after entry of the decree) of procuring all such abstracts of title, title searches and examinations, title insurance policies, and similar data and assurances with respect to the title as Mortgagee may deem reasonably necessary either to prosecute such suit or to evidence to bidders at any sale which may be had pursuant to such decree the true condition of the title to or the value of the Premises.  All expenditures and expenses of the nature mentioned in this paragraph and such other expenses and fees as may be incurred in the enforcement of Mortgagor’s obligations hereunder, the protection of said Premises and the maintenance of the lien of this Mortgage, including the reasonable fees of any attorney employed by Mortgagee in any litigation or proceeding affecting this Mortgage, the Note, or the Premises, including probate and bankruptcy proceedings, or in preparations for the commencement or defense of any proceeding or threatened suit or proceeding shall be immediately due and payable by Mortgagor, with interest thereon until paid at the Default Rate and shall be secured by this Mortgage.

17.                               Application of Proceeds of Foreclosure Sale.  The proceeds of any foreclosure sale of the Premises shall be distributed and applied in accordance with the Act and, unless otherwise specified therein, in such order as Mortgagee may determine in its sole and absolute discretion.

18.                               Appointment of Receiver.  Upon or at any time after the filing of a complaint to foreclose this Mortgage, the court in which such complaint is filed shall, upon petition by Mortgagee, appoint a receiver for the Premises in accordance with the Act.  Such appointment may be made either before or after sale, without notice, without regard to the solvency or insolvency of Mortgagor at the time of application for such receiver and without regard to the value of the Premises or whether the same shall be then occupied as a homestead or not and Mortgagee hereunder or any other holder of the Note may be appointed as such receiver.  Such receiver shall have power to collect the rents, issues and profits of the Premises (i) during the pendency of such foreclosure suit, (ii) in case of a sale and a deficiency, during the full statutory period of redemption, whether there be redemption or not, and (iii) during any further times when Mortgagor, but for the intervention of such receiver, would be entitled to collect such rents, issues and profits.  Such receiver also shall have all other powers and rights that may be necessary or are usual in such cases for the protection, possession, control, management and operation of the Premises during said period, including, to the extent permitted by law, the right to lease all or any portion of the Premises for a term that extends beyond the time of such receiver’s possession without obtaining prior court approval of such lease.  The court from time to time may authorize the application of the net income received by the receiver in payment of (a) the Indebtedness, or by any decree foreclosing this Mortgage, or any tax, special assessment or other lien which may be or become superior to the lien hereof or of such decree, provided such application is made prior to foreclosure sale, and (b) any deficiency upon a sale and deficiency.

19.                               Mortgagee’s Right of Possession in Case of Default.  At any time after an Event of Default has occurred, Mortgagor shall, upon demand of Mortgagee, surrender to Mortgagee possession of the Premises.  Mortgagee, in its discretion, may, with process of law, enter upon and take and maintain possession of all or any part of the Premises, together with all documents, books, records, papers and accounts relating thereto, and may exclude Mortgagor and its employees, agents or servants therefrom, and Mortgagee may then hold, operate, manage and control the Premises, either personally or by its agents.  Mortgagee shall have full power to use such measures, legal or equitable, as in its discretion may be deemed proper or necessary to enforce the payment or security of the avails, rents, issues, and profits of the Premises, including actions for the recovery of rent, actions in forcible detainer and actions in distress for rent.  Without limiting the generality of the foregoing, Mortgagee shall have full power to:

a.                                      cancel or terminate any lease or sublease for any cause or on any ground which would entitle Mortgagor to cancel the same;

b.                                      elect to disaffirm any lease or sublease which is then subordinate to the lien hereof;

c.                                       extend or modify any then existing leases and to enter into new leases, which extensions, modifications and leases may provide for terms to expire, or for options to lessees to extend or renew terms to expire, beyond the Maturity Date and beyond the date of the issuance of a deed or deeds to a purchaser or purchasers at a foreclosure sale, it being understood and agreed that any such leases, and the options or other such provisions to be contained therein, shall be binding upon Mortgagor and all persons whose interests in the Premises are subject to the lien hereof and upon the purchaser or purchasers at any foreclosure sale, notwithstanding any redemption from sale, discharge of the Indebtedness, satisfaction of any foreclosure judgment, or issuance of any certificate of sale or deed to any purchaser;

d.                                      make any repairs, renewals, replacements, alterations, additions, betterments and improvements to the Premises as Mortgagee deems are necessary;

e.                                       insure and reinsure the Premises and all risks incidental to Mortgagee’s possession, operation and management thereof; and

f.                                        receive all of such avails, rents, issues and profits.

20.                               Application of Income Received by Mortgagee.  Mortgagee, in the exercise of the rights and powers hereinabove conferred upon it, shall have full power to use and apply the avails, rents, issues and profits of the Premises to the payment of or on account of the following, in such order as Mortgagee may determine:

a.                                      to the payment of the operating expenses of the Premises, including cost of management and leasing thereof (which shall include compensation to Mortgagee and its agent or agents, if management be delegated to an agent or agents, and shall also include lease commissions and other compensation and expenses of seeking and procuring tenants and entering into leases), established claims for damages, if any, and premiums on insurance hereinabove authorized;

b.                                      to the payment of taxes and special assessments now due or which may hereafter become due on the Premises; and

c.                                       to the payment of any Indebtedness, including any deficiency which may result from any foreclosure sale.

21.                               Compliance with Illinois Mortgage Foreclosure Law.

a.                                      If any provision in this Mortgage shall be inconsistent with any provision of the Act, provisions of the Act shall take precedence over the provisions of this Mortgage, but shall not invalidate or render unenforceable any other provision of this Mortgage that can be construed in a manner consistent with the Act.

b.                                      If any provision of this Mortgage shall grant to Mortgagee (including Mortgagee acting as a mortgagee-in-possession) or a receiver appointed pursuant to the provisions of Paragraph 19 of this Mortgage any powers, rights or remedies prior to, upon or following the occurrence of an Event of Default which are more limited than the powers, rights or remedies that would otherwise be vested in Mortgagee or in such receiver under the Act in the absence of said provision, Mortgagee and such receiver shall be vested with the powers, rights and remedies granted in the Act to the full extent permitted by law.

c.                                       Without limiting the generality of the foregoing, all expenses incurred by Mortgagee which are of the type referred to in Section 5/15-1510 or 5/15-1512 of the Act, whether incurred before or after any decree or judgment of foreclosure, and whether or not enumerated in Paragraph 12, 17 or 29 of this Mortgage, shall be added to the Indebtedness and/or by the judgment of foreclosure.

22.                               Rights Cumulative.  Each right, power and remedy herein conferred upon Mortgagee is cumulative and in addition to every other right, power or remedy, express or implied, given now or hereafter existing under any of the Loan Documents or at law or in equity, and each and every right, power and remedy herein set forth or otherwise so existing may be exercised from time to time as often and in such order as may be deemed expedient by Mortgagee, and the exercise or the beginning of the exercise of one right, power or remedy shall not be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy, and no delay or omission of Mortgagee in the exercise of any right, power or remedy accruing hereunder or arising otherwise shall impair any such right, power or remedy, or be construed to be a waiver of any Event of Default or acquiescence therein.

23.                               Mortgagee’s Right of Inspection.  Mortgagee and its representatives shall have the right to inspect the Premises and the books and records with respect thereto at all reasonable times upon not less than twenty-four (24) hours prior notice to Mortgagor, and access thereto, subject to the rights of tenants in possession, shall be permitted for that purpose.

24.                               Release Upon Payment and Discharge of Mortgagor’s Obligations.  Mortgagee shall release this Mortgage and the lien hereof by proper instrument upon payment and discharge of all Indebtedness, including payment of all reasonable expenses incurred by Mortgagee in connection with the execution of such release.

25.                               Notices.  Any notices, communications and waivers under this Mortgage shall be in writing and shall be (i) delivered in person, (ii) mailed, postage prepaid, either by registered or certified mail, return receipt requested, or (iii) by overnight express carrier, addressed in each case as follows:

To Mortgagee:	First Midwest Bank 8501 W. Higgins Road Chicago, Illinois 60631 Attn: Mr. Kenneth Kadleck

With a copy to:	Much Shelist 191 N. Wacker Drive, Suite 1800 Chicago, Illinois 60606 Attn: Mr. Michael Wolfe

To Mortgagor:	Textura, LLC 51 Sherwood Terrace, Suite K Lake Bluff, Illinois 60044 Attn: Mr. Patrick Allin

With copy to:	Schiff Hardin LLP 6600 Sears Tower Chicago, Illinois 60606 Attn: Mr. David A. Grossberg

or to any other address as to any of the parties hereto, as such party shall designate in a written notice to the other party hereto.  All notices sent pursuant to the terms of this Paragraph shall be deemed received (i) if personally delivered, then on the date of delivery, (ii) if sent by overnight, express carrier, then on the next federal banking day immediately following the day sent, or (iii) if sent by registered or certified mail, then on the earlier of the third federal banking day following the day sent or when actually received.

26.                               Waiver of Rights.  The Mortgagor hereby covenants and agrees that it will not at any time insist upon or plead, or in any manner claim or take any advantage of, any stay, exemption or extension law or any so-called “Moratorium Law” now or at any time hereafter in force providing for the valuation or appraisement of the Premises, or any part thereof; prior to any sale or sales thereof to be made pursuant to any provisions herein contained, or to decree, judgment or order of any court of competent jurisdiction; or, after such sale or sales, claim or exercise any rights under any statute now or hereafter in force to redeem the property so sold, or any part thereof; or relating to the marshalling thereof, upon foreclosure sale or other enforcement hereof; and without limiting the foregoing:

a.                                      The Mortgagor hereby expressly waives any and all rights of reinstatement and redemption, if any, under any order or decree of foreclosure of this Mortgage, on its own behalf and on behalf of each and every person, it being the intent hereof that any and all such rights of reinstatement and redemption of the Mortgagor and of all other persons are and shall be deemed to be hereby waived to the full extent permitted by the provisions of Illinois Compiled Statutes 735 ILCS 5/15 - 1601 or other applicable law or replacement statutes of the state in which the Real Estate is located; and

b.                                      The Mortgagor will not invoke or utilize any such law or laws or otherwise hinder, delay or impede the execution of any right, power remedy herein or otherwise granted or delegated to the Mortgagee but will suffer and permit the execution of every such right, power and remedy as though no such law or laws had been made or enacted; and

27.                               Contests.  Notwithstanding anything to the contrary herein contained, Mortgagor shall have the right to contest by appropriate legal proceedings diligently prosecuted any Taxes imposed or assessed upon the Premises or which may be or become a lien thereon and any mechanics’, materialmen’s or other liens or claims for lien upon the Premises (all herein called “Contested Liens”), and no Contested Liens shall constitute an Event of Default hereunder, if, but only if:

a.                                      Mortgagor shall forthwith give notice of any Contested Lien to Mortgagee at the time the same shall be asserted;

b.                                      Mortgagor shall either pay under protest or deposit with Mortgagee the full amount (herein called “Lien Amount”) of such Contested Lien, together with such amount as Mortgagee may reasonably estimate as interest or penalties which might arise during the period of contest; provided that in lieu of such payment Mortgagor may furnish to Mortgagee a bond or title indemnity in such amount and form, and issued by a bond or title insuring company, as may be satisfactory to Mortgagee;

c.                                       Mortgagor shall diligently prosecute the contest of any Contested Lien by appropriate legal proceedings having the effect of staying the foreclosure or forfeiture of the Premises, and shall permit Mortgagee to be represented in any such contest and shall pay all expenses incurred, in so doing, including fees and expenses of Mortgagee’s counsel (all of which shall constitute so much additional Indebtedness bearing interest at the Default Rate until paid, and payable upon demand);

d.                                      Mortgagor shall pay such Contested Lien and all Lien Amounts together with interest and penalties thereon (i) if and to the extent that any such Contested Lien shall be determined adverse to Mortgagor, or (ii) forthwith upon demand by Mortgagee if, in the opinion of Mortgagee, and notwithstanding any such contest, the Premises shall be in jeopardy or in danger of being forfeited or foreclosed; provided that if Mortgagor shall fail so to do, Mortgagee may, but shall not be required to, pay all such Contested Liens and Lien Amounts and interest and penalties thereon and such other sums as may be necessary in the judgment of the Mortgagee to obtain the release and discharge of such liens; and any amount expended by Mortgagee in so doing shall be so much additional Indebtedness bearing interest at the Default Rate until paid, and payable upon demand; and provided further that Mortgagee may in such case use and apply monies deposited as provided in subsection (b) above and may demand payment upon any bond or title indemnity furnished as aforesaid.

28.                               Expenses Relating to Note and Mortgage.

a.                                      Mortgagor will pay all expenses, charges, costs and fees relating to the Loan or necessitated by the terms of the Note, this Mortgage or any of the other Loan Documents, including without limitation, Mortgagee’s reasonable attorneys’ fees in connection with the negotiation, documentation, administration, servicing and enforcement of the Note, this Mortgage and the other Loan Documents, all filing, registration and recording fees, all other expenses incident to the execution and acknowledgment of this Mortgage and all federal, state, county and municipal taxes, and other taxes (provided Mortgagor shall not be required to pay any income or franchise taxes of Mortgagee), duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of the Note and this Mortgage.  Mortgagor recognizes that, during the term of this Mortgage, Mortgagee:

i.                                          May be involved in court or administrative proceedings, including, without restricting the foregoing, foreclosure, probate, bankruptcy, creditors’ arrangements, insolvency, housing authority and pollution control proceedings of any kind, to which Mortgagee shall be a party by reason of the Loan Documents or in which the Loan Documents or the Premises are involved directly or indirectly;

ii.                                       May make preparations following the occurrence of an Event of Default hereunder for the commencement of any suit for the foreclosure hereof, which may or may not be actually commenced;

iii.                                    May make preparations following the occurrence of an Event of Default hereunder for, and do work in connection with, Mortgagee’s taking possession of and managing the Premises, which event may or may not actually occur;

iv.                                   May make preparations for and commence other private or public actions to remedy an Event of Default hereunder, which other actions may or may not be actually commenced;

v.                                      May enter into negotiations with Mortgagor or any of its agents, employees or attorneys in connection with the existence or curing of any Event of Default hereunder, the sale of the Premises, the assumption of liability for any of the Indebtedness or the transfer of the Premises in lieu of foreclosure; or

vi.                                   May enter into negotiations with Mortgagor or any of its agents, employees or attorneys pertaining to Mortgagee’s approval of actions taken or proposed to be taken by Mortgagor which approval is required by the terms of this Mortgage.

b.                                      All expenses, charges, costs and fees described in this Paragraph 29 shall be so much additional Indebtedness, shall bear interest from the date so incurred until paid at the Default Rate, and shall be paid, together with said interest, by Mortgagor forthwith upon demand.

29.                               Financial Statements and Covenants.  a.  Mortgagor represents and warrants that the financial statements for Mortgagor and the Premises previously submitted to Mortgagee are true, complete and correct in all material respects, disclose all actual and contingent liabilities of Mortgagor or relating to the Premises and do not contain any untrue statement of a material fact or omit to state a fact material to such financial statements.  No material adverse change has occurred in the financial condition of Mortgagor or the Premises from the dates of said financial statements until the date hereof.  Mortgagor shall furnish to Mortgagee such financial information regarding Mortgagor and the Premises as Mortgagee may from time to time reasonably request, on an annual basis within 120 days after the fiscal year end of the Mortgagor, which shall include annual audited financial statements and federal income tax returns for Mortgagor and quarterly internally prepared financial statements, budgets and cash flow projections of the Borrower certified by the Chief Operating Officer of the Borrower.

b.                                      The Mortgagor shall maintain all of its operating accounts with the Mortgagee.

30.                               Statement of Indebtedness.  Mortgagor, within seven days after being so requested by Mortgagee, shall furnish a duly acknowledged written statement setting forth the amount of the debt secured by this Mortgage, the date to which interest has been paid and stating either that no offsets or defenses exist against such debt or, if such offsets or defenses are alleged to exist, the nature thereof.

31.                               Further Instruments.  Upon request of Mortgagee, Mortgagor shall execute, acknowledge and deliver all such additional instruments and further assurances of title and shall do or cause to be done all such further acts and things as may reasonably be necessary fully to effectuate the intent of this Mortgage and of the other Loan Documents.

32.                               Additional Indebtedness Secured.  All persons and entities with any interest in the Premises or about to acquire any such interest should be aware that this Mortgage secures more than the stated principal amount of the Note and interest thereon; this Mortgage secures any and all other amounts which may become due under the Note or any other document or instrument evidencing, securing or otherwise affecting the Indebtedness, including, without limitation, any and all amounts expended by Mortgagee to operate, manage or maintain the Premises or to otherwise protect the Premises or the lien of this Mortgage.

33.                               Indemnity.  Mortgagor hereby covenants and agrees that no liability shall be asserted or enforced against Mortgagee in the exercise of the rights and powers granted to Mortgagee in this Mortgage as permitted by the terms of this Mortgage, and Mortgagor hereby expressly waives and releases any such liability.  Mortgagor shall indemnify and save Mortgagee harmless from and against any and all liabilities, obligations, losses, damages, claims, costs and expenses (including reasonable attorneys’ fees and court costs) (collectively, “Claims”) of whatever kind or nature which may be imposed on, incurred by or asserted against Mortgagee at any time by any third party which relate to or arise from: (a) any suit or proceeding (including probate and bankruptcy proceedings), or the threat thereof, in or to which Mortgagee may or does become a party, either as plaintiff or as a defendant, by reason of this Mortgage or for the purpose of protecting the lien of this Mortgage; (b) the offer for sale or sale of all or any portion of the Premises; and (c) the ownership, leasing, use, operation or maintenance of the Premises, if such Claims relate to or arise from actions taken prior to the surrender of possession of the Premises to Mortgagee in accordance with the terms of this Mortgage; provided, however, that Mortgagor shall not be obligated to indemnify or hold Mortgagee harmless from and against any Claims directly arising from the gross negligence or willful misconduct of Mortgagee.  All costs provided for herein and paid for by Mortgagee shall be so much additional Indebtedness and shall become immediately due and payable upon demand by Mortgagee and with interest thereon from the date incurred by Mortgagee until paid at the Default Rate.

34.                               Subordination of Property Manager’s Lien.  Any property management agreement for the Premises entered into hereafter with a property manager shall contain a provision whereby the property manager agrees that any and all mechanics’ lien rights that the property manager or anyone claiming by, through or under the property manager may have in the Premises shall be subject and subordinate to the lien of this Mortgage and shall provide that Mortgagee may terminate such agreement at any time after the occurrence of an Event of Default hereunder.  Such property management agreement or a short form thereof, at Mortgagee’s request, shall be recorded with the Recorder of Deeds of the county where the Premises are located.  In addition, if the property management agreement in existence as of the date hereof does not contain a subordination provision, Mortgagor shall cause the property manager under such agreement to enter into a subordination of the management agreement with Mortgagee, in recordable form, whereby such property manager subordinates present and future lien rights and those of any party claiming by, through or under such property manager to the lien of this Mortgage.

35.                               Compliance with Environmental Laws.  Mortgagor acknowledges that concurrently herewith Mortgagor has executed and delivered to Mortgagee an Environmental Indemnity Agreement dated as of the date hereof (“Indemnity”) pursuant to which Mortgagor has fully indemnified Mortgagee for certain environmental matters concerning the Premises, as more particularly described therein.  The provisions of the Indemnity are hereby incorporated herein and this Mortgage shall secure the obligations of Mortgagor thereunder.  Mortgagor agrees to abide by all of the provisions of the Indemnity.

36.                               Miscellaneous.

a.                                      Successors and Assigns.  This Mortgage and all provisions hereof shall be binding upon and enforceable against Mortgagor and its assigns and other successors.  This Mortgage and all provisions hereof shall inure to the benefit of Mortgagee, its successors and assigns and any holder or holders, from time to time, of the Note.

b.                                      Municipal Requirements.  Mortgagor shall not by act or omission permit any building or other improvement on premises not subject to the lien of this Mortgage to rely on the Premises or any part thereof or any interest therein to fulfill any municipal or governmental requirement, and Mortgagor hereby assigns to Mortgagee any and all rights to give consent for all or any portion of the Premises or any interest therein to be so used.  Similarly, no building or other improvement on the Premises shall rely ‘on any premises not subject to the lien of this Mortgage or any interest therein to fulfill any governmental or municipal requirement.  Any act or omission by Mortgagor which would result in a violation of any of the provisions of this subparagraph shall be void.

c.                                       Rights of Tenants.  Mortgagee shall have the right and option to commence a civil action to foreclose this Mortgage and to obtain a decree of foreclosure and sale subject to the rights of any tenant or tenants of the Premises having an interest in the Premises prior to that of Mortgagee.  The failure to join any such tenant or tenants of the Premises as party defendant or defendants in any such civil action or the failure of any decree of foreclosure and sale to foreclose their rights shall not be asserted by Mortgagor as a defense in any civil action instituted to collect the Indebtedness, or any part thereof or any deficiency remaining unpaid after foreclosure and sale of the Premises, any statute or rule of law at any time existing to the contrary notwithstanding.

d.                                      Option of Mortgagee to Subordinate.  At the option of Mortgagee, this Mortgage shall become subject and subordinate, in whole or in part (but not with respect to priority of entitlement to insurance proceeds or any condemnation or eminent domain award) to any and all leases of all or any part of the Premises upon the execution by Mortgagee of a unilateral declaration to that effect and the recording thereof in the Office of the Recorder of Deeds in and for the county wherein the Premises are situated.

e.                                       Mortgagee in Possession.  Nothing herein contained shall be construed as constituting Mortgagee a mortgagee in possession in the absence of the actual taking of possession of the Premises by Mortgagee pursuant to this Mortgage.

f.                                        Relationship of Mortgagee and Mortgagor.  Mortgagee shall in no event be construed for any purpose to be a partner, joint venturer, agent or associate of Mortgagor or of any lessee, operator, concessionaire or licensee of Mortgagor in the conduct of their respective businesses, and, without limiting the foregoing, Mortgagee shall not be deemed to be such partner, joint venturer, agent or associate on account of Mortgagee becoming a mortgagee in possession or exercising any rights pursuant to this Mortgage, any of the other Loan Documents, or otherwise.  The relationship of Mortgagor and Mortgagee hereunder is solely that of debtor/creditor.

g.                                       Time of the Essence.  Time is of the essence of the payment by Mortgagor of all amounts due and owing to Mortgagee under the Note and the other Loan Documents and the performance and observance by Mortgagor of all terms, conditions, obligations and agreements contained in this Mortgage and the other Loan Documents.

h.                                      No Merger.  The parties hereto intend that the Mortgage and the lien hereof shall not merge in fee simple title to the Premises, and if Mortgagee acquires any additional or other interest in or to the Premises or the ownership thereof, then, unless a contrary intent is manifested by Mortgagee as evidenced by an express statement to that effect in an appropriate document duly recorded, this Mortgage and the lien hereof shall not merge in the fee simple title and this Mortgage may be foreclosed as if owned by a stranger to the fee simple title.

i.                                          Maximum Indebtedness.  Notwithstanding anything contained herein to the contrary, in no event shall the Indebtedness exceed an amount equal to $24,000,000.00; provided, however, in no event shall Mortgagee be obligated to advance funds in excess of the face amount of the Note.

j.                                         Consent to Jurisdiction.  TO INDUCE MORTGAGEE TO ACCEPT THE NOTE, MORTGAGOR IRREVOCABLY AGREES THAT, SUBJECT TO MORTGAGEE’S SOLE AND ABSOLUTE ELECTION, ALL ACTIONS OR PROCEEDINGS IN ANY WAY ARISING OUT OF OR RELATED TO THE NOTE AND THIS MORTGAGE WILL BE LITIGATED IN COURTS HAVING SITUS IN CHICAGO, ILLINOIS.  MORTGAGOR HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY COURT LOCATED WITHIN CHICAGO, ILLINOIS, WAIVES PERSONAL SERVICE OF PROCESS UPON MORTGAGOR, AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL DIRECTED TO MORTGAGOR AT THE ADDRESS STATED HEREIN AND SERVICE SO MADE WILL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT.

k.                                      Waiver of Jury Trial.  MORTGAGOR AND MORTGAGEE (BY ACCEPTANCE HEREOF), HAVING BEEN REPRESENTED BY COUNSEL EACH KNOWINGLY AND VOLUNTARILY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (a) UNDER THIS MORTGAGE OR ANY RELATED AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THIS MORTGAGE OR (b) ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS MORTGAGE, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.  MORTGAGOR AGREES THAT IT WILL NOT ASSERT ANY CLAIM AGAINST MORTGAGEE OR ANY OTHER PERSON INDEMNIFIED UNDER THIS MORTGAGE ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES.

l.                                          Complete Agreement.  This Mortgage, the Note and the other Loan Documents constitute the complete agreement between the parties with respect to the subject matter hereof and the Loan Documents may not be modified, altered or amended except by an agreement in writing signed by both Mortgagor and Mortgagee.

m.                                  Construction Loan.  The Note evidences a debt created by one or more disbursements made by Mortgagee to Mortgagor to finance the cost of the construction of certain improvements upon the Real Estate in accordance with the provisions of the Loan Agreement, and this Mortgage is a construction mortgage as such term is defined in Section 9-313(1)(c) of the Code.  The terms and conditions recited and set forth in the Loan Agreement are fully incorporated in this Mortgage and made a part hereof, and an Event of Default under any of the conditions or provisions of the Loan Agreement shall constitute a default hereunder.  Upon the occurrence of any such Event of Default, the holder of the Note may at its option declare the Indebtedness immediately due and payable, or complete the construction of said improvements and enter into the necessary contracts therefor, in which case all money expended shall be so much additional Indebtedness and any money expended in excess of the amount of the original principal shall be immediately due and payable with interest until paid at the Default Rate.  In the event of a conflict between the terms of the Loan Agreement and this Mortgage, the provisions of the Loan Agreement shall apply and take precedence over this Mortgage.

n.                                      Invalidity of Provisions; Governing Law.  THIS MORTGAGE SHALL BE GOVERNED BY, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES, PROVIDED, HOWEVER, THAT TO THE EXTENT THE MANDATORY PROVISIONS OF THE LAWS OF ANOTHER JURISDICTION RELATING TO (I) THE PERFECTION OR THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTERESTS IN ANY OF THE PREMISES, Op THE LIEN, ENCUMBRANCE OR OTHER INTEREST IN THE PROPERTY GRANTED OR CONVEYED BY THIS MORTGAGE, OR (III) THE AVAILABILITY OF AND PROCEDURES RELATING TO ANY REMEDY HEREUNDER OR RELATED TO THIS MORTGAGE ARE REQUIRED TO BE GOVERNED BY SUCH OTHER JURISDICTION’S LAWS, THOSE OTHER LAWS SHALL BE DEEMED TO GOVERN AND CONTROL.  THE INVALIDITY, ILLEGALITY OR UNENFORCEABILITY OF ANY PROVISION OF THIS MORTGAGE OR THE LOAN DOCUMENTS SHALL NOT AFFECT OR IMPAIR THE VALIDITY, LEGALITY OR ENFORCEABILITY OF THE REMAINDER OF THIS MORTGAGE AND THE OTHER.  LOAN DOCUMENTS, AND TO THIS END, THE PROVISIONS OF THIS MORTGAGE AND THE OTHER LOAN DOCUMENTS ARE DECLARED TO BE SEVERABLE.

Remained of this page is intentionally left blank
Signature Page follows

IN WITNESS WHEREOF, Mortgagor has executed and delivered this Mortgage the day and year first above written.

Textura, LLC,
a Wisconsin limited liability company

By:	/s/ William Eichorn
William Eichhorn, Executive Vice President
Sales and Marketing

STATE OF ILLINOIS	)
) ss
COUNTY OF COOK	)

I, the undersigned, a Notary Public in and for said County, in the State aforesaid, do hereby certify William Eichhorn, Executive Vice president Sales and Marketing of Textura, LLC (“Mortgagor”) who is personally known to me to be the same person whose name is subscribed to the foregoing instrument appeared before me this day in person and acknowledged that he signed and delivered the said instrument as his own free and voluntary act and as the free and voluntary act of the Mortgagor, for the uses and purposes therein set forth.

GIVEN under my hand and notarial seal, this 14th day of August, 2007.

/s/ John W. Smith
NOTARY PUBLIC

(SEAL)

EXHIBIT A

LEGAL DESCRIPTION OF PREMISES

LOT 2 IN LAKE-COOK ROAD INDUSTRIAL PARK, A SUBDIVISION OF PART OF THE NORTHEAST 1/4 AND THE NORTHWEST 1/4 OF SECTION 5, TOWNSHIP 42 NORTH, RANGE 12 EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT OF SUBDIVISION RECORDED IN THE OFFICE OF THE COOK COUNTY RECORDER OF DEEDS ON FEBRUARY 18, 1982 AS DOCUMENT NO. 26147952, (EXCEPTING AND EXCLUDING FROM SAID LOT 2 THAT PORTION DESCRIBED AS FOLLOWS: BEGINNING AT THE SOUTHEAST CORNER OF SAID LOT 2: THENCE NORTH 00 DEGREES 24 MINUTES 37 SECONDS EAST ON A BEARING BASED ON THE ILLINOIS STATE PLANE COORDINATE SYSTEM AND 83 EAST ZONE ALONG THE EAST LINE OF SAID LOT 2, A DISTANCE OF 16.96 FEET; THENCE SOUTH 89 DEGREES 52 MINUTES 08 SECONDS WEST, 464.17 FEET; THENCE SOUTH 88 DEGREES 25 MINUTES 45 SECONDS WEST, 85.23 FEET TO THE WEST LINE OF SAID LOT 2; THENCE SOUTH 00 DEGREES 24 MINUTES 24 SECONDS WEST ALONG SAID WEST LINE, 14.53 FEET TO THE SOUTH LINE OF SAID LOT 2, THENCE NORTH 89 DEGREES 53 MINUTES 55 SECONDS EAST ALONG SAID SOUTH LINE 549.35 FEET TO THE POINT OF BEGINNING) IN COOK COUNTY, ILLINOIS.

P.I.N.:              04-05-101-010

04-05-200-008

EXHIBIT B

PERMITTED EXCEPTIONS

1.                                      General real estate taxes for the year 2006 (Second Installment Only) and each year thereafter not yet due and payable.

2.                                      Exception Nos. (per pro forma title policy), contained on Schedule B of Chicago Title Insurance Company loan policy No. 8359951.

CHICAGO TITLE INSURANCE COMPANY 171 NORTH CLARK, CHICAGO, ILLINOIS 60601

ESCROW HOLDBACK INSTRUCTIONS

DATE:  08/14/07

ESCROW NUMBER:  D2 027049072

PURCHASER:  TEXTURA, LLC

SELLER:  TERADYNE, INC.

CLOSER:  REGINA SPRINGER

TO:  CHICAGO TITLE AND TRUST COMPANY AS ESCROWEE

You are hereby authorized and directed to retain the sum of $ 218602.00 from the funds deposited by TERADYNE, INC. for the following items/reasons:

SEE ATTACHED

(NOTE:                                                      If there is more than one item/reason, specific amounts and payees for each should be listed above.  An additional service charge may be assessed for multiple disbursement checks, which will be deducted from the retained funds.)

YOU ARE TO DISBURSE THE FUNDS (OR ANY PORTION THEREOF) WHEN YOU ARE IN RECEIPT OF THE FOLLOWING:

☐

Written Direction from the Purchaser’s Lender to disburse the funds. (NOTE: The undersigned hereby acknowledge that the Lender may require payment from above funds for the costs of any required final inspections.)

☐	RECEIPT OF 2006 2ND INSTALLMENT REAL ESTATE TAX BILLS FOR PIN 04-05-101-010-0000 AND 04-05-200-008-0000,
☐

NO VERBAL AUTHORIZATION WILL BE ACCEPTED.

Funds:

☒ WILL                                              ☐ WILL NOT BE INVESTED

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Note:  If funds are to be invested, properly executed bank and W-9 forms must be deposited with escrowee.

The parties acknowledge that beginning after a period of one year from the date of this agreement, Chicago Title and Trust Company will impose an administrative maintenance fee (quarterly, semi-annually, or annually) equivalent to the fee set forth on the Company’s then current rate schedule.

This fee may be deducted from the outstanding escrow balance or billed to:

Investment:

Deposits made pursuant to these instructions may be invested on behalf of any party or parties hereto; provided, that any direction to escrow trustee for such investment shall be expressed in writing and contain the consent of all other parties to this escrow, and also provided that escrow trustee is in receipt of the taxpayer’s identification number and investment forms as required.  Escrow trustee will, upon request, furnish information concerning its procedures and fee schedules for investment.

In the event the escrow trustee is requested to invest deposits hereunder, Chicago Title and Trust Company is not to be held responsible for any loss of principal or interest which may be incurred as a result of making the investments or redeeming said investment for the purposes of these escrow trust instructions.

Direction Not to Invest/Right to Commingle:

Except as to deposits of funds for which escrow trustee has received express written direction concerning investment or other handling, the parties hereto direct the escrow trustee NOT to invest any funds deposited by the parties under the terms of this escrow and waive any rights which they may have under Section 2-8 of the Corporate Fiduciary Act (205 ILCS 620/2-8) to receive interest on funds deposited hereunder.  In the absence of an authorized direction to invest funds, the parties hereto agree that the escrow trustee shall be under no duty to invest or reinvest any such funds at any time held by it hereunder; and, further, that escrow trustee may commingle such funds with other deposits or with its own funds in the manner provided for the administration of funds under said Section 2-8 and may use any or all of such funds for its own benefit without obligation to any party for interest or earnings derived thereby, if any.  Provided, however, nothing herein shall diminish escrow trustee’s obligation to apply the full amount of such funds in accordance with the terms of these escrow instructions.

Compliance With Court Order:

The undersigned authorize and direct the escrow trustee to disregard any and all notices, warnings or demands given or made by the undersigned (other than jointly or as specifically provided in these escrow trust instructions) or by any other person.  The said undersigned also hereby authorize and direct the escrow trustee to accept, comply with, and obey any and all writs, orders, judgments or decrees entered or issued by any court with or without jurisdiction; and in case the said escrow trustee obeys or complies with any such writ, order, judgment or decree of any court, it shall not be liable to any of the parties hereto or any other person, by

2

reason of such compliance, notwithstanding any such writ, order, judgment or decree be entered without jurisdiction or be subsequently reversed, modified, annulled, set aside or vacated.  In case the escrow trustee is made a party defendant to any suit or proceedings regarding this escrow trust, the undersigned, for themselves, their heirs, personal representatives, successors, and assigns, jointly and severally, agree to pay to said escrow trustee, upon written demand, all costs, attorney’s fees, and expenses incurred with respect thereto.  The escrow trustee shall have a lien on the deposit(s) herein for any and all such costs, fees, and expenses.  If said costs, fees, and expenses are not paid, then the escrow trustee shall have the right to reimburse itself out of the said deposit(s).

Execution:

These escrow trust instructions are governed by and are to be construed under the laws of the State of Illinois.  The escrow trust instructions, amendments or supplemental instructions hereto, may be executed in counterparts, each of which shall be deemed an original and all such counterparts together shall constitute one and the same instrument.

SEE ATTACHED ASSIGNMENT OF CONTRACT			TERADYNE, INC.
Purchaser Textura, LLC			Seller

Address		51 Sherwood Terrace, Suite K	Address 700 Riverpark Drive North Reading 01864
Lake Bluff, IL 60044
City	State	Zip Code	City	State	Zip Code

Phone Number 312-258-5688			Phone Number 617-856-8173
/s/ Patricia S. Ullman (for purchaser)			/s/ Rand G A (attorney)

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(a)                                 Proration of Taxes.  All real and personal property taxes which are due and payable at the time of Closing shall be paid in full by Seller on or before Closing.  With respect to any real and personal property taxes applicable to calendar year 2006 in respect to the Property which are not yet due and payable on the Closing Date, at the Closing, Seller shall deposit into escrow with the Escrow Agent an amount (the “Tax Deposit”) equal to 105% of the most recent ascertainable bill(s) or assessment(s) relating to such taxes, less the actual amount of the paid first installment.  The Escrow Agent shall maintain the Tax Deposit in an interest bearing money market account (the “Tax Deposit Escrow”) with an FDIC insured bank.  Upon Escrow Agent’s receipt of the second installment tax bill(s) relating to calendar year 2006 from Seller or Purchaser, Escrow Agent shall promptly pay such tax bill(s).  In the event that the amount set forth in such tax bill(s) is greater than the amount in the Tax Deposit Escrow, Seller shall promptly deposit into the Tax Deposit Escrow an amount sufficient to pay such tax bill(s) and, upon receipt of such amount from Seller, Escrow Agent shall promptly pay such tax bill(s).  Upon payment of any such second installment tax bill(s), the Escrow Agent shall deliver evidence of the same to Purchaser and Seller.  Seller shall be entitled to all interest earned on any Tax Deposit and Seller shall pay the entire escrow fee for the taxes.  Upon payment of all such second installment tax bill(s) for calendar year 2006, any funds remaining in the Tax Deposit Escrow shall be delivered to Seller pursuant to wiring instructions provided by Seller.

ASSIGNMENT AND ASSUMPTION OF PURCHASE AND SALE AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION of Purchase and Sale Agreement (“Assignment”) is made and entered into as of this         day of this      day of           , 2007, by and between HHS PARTNERS, LLC, a Delaware limited liability company (“Assignor”) and TEXTURA, LLC, a Wisconsin limited liability company (“Assignee”).

Teradyne, Inc., a Massachusetts corporation (“Seller”) and Assignor are parties to that certain Purchase and Sale Agreement dated as of June 25, 2007 (the “Agreement”).

Assignor wishes to assign to Assignee all of Assignor’s right, title and interest in and to the Agreement and Assignee wishes to accept such assignment and assume any and all obligations of Assignor under the Agreement from and after the date hereof.

NOW THEREFORE, in consideration of the foregoing premises and the terms and conditions hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

1.                                      Assignor hereby assigns to Assignee, from and after the date hereof, all of its  right, title and interest in and to the Agreement.

2.                                      Assignee hereby accepts the Assignment and from and after the date hereof, assumes all of Assignor’s obligations under the Agreement.

3.                                      This Assignment may be executed in any number of counterparts, which when taken together shall form one document.

The parties hereto have caused this Assignment to be executed as of the date first above written.

[signatures on following pages]

ASSIGNOR:	HHS PARTNERS, LLC, a Delaware limited
liability company

	By:	/s/ H. Patrick Hackett
H. Patrick Hackett, Jr.
Managing Member

ASSIGNEE:	TEXTURA, LLC, a Wisconsin limited
liability company

	By:	/s/ Patrick Allin
	Name:	Patrick Allin
	Its:	CEO